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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

The Board of Directors
Mexoro Minerals Ltd. (formerly Sunburst Acquisitions IV, Inc.)

We consent to the incorporation by reference in the registration statement dated on or about February 15, 2007 on Form SB-2/A Amendment # 4 of Mexoro Minerals Ltd. (formerly Sunburst Acquisitions IV, Inc.) (An Exploration Stage Company) of our auditors’ report dated May 20, 2006, except for notes 2(a), 2(b), 2(c) and 2(d) which are as of June 28, 2006, September 20,2006, November 23, 2006 and February 28, 2007 respectively, on the consolidated balance sheets of Mexoro Minerals Ltd. as at February 28, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the years ended February 28, 2006 and 2005 and the period from inception of exploration stage (March 1, 2004) through February 28, 2006.

/s/ Pannell Kerr Forster

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada
February 9, 2007